Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 5 to the Registration Statement on Form S-1 of our report dated October 2, 2015 relating to the consolidated financial statements of Adesto Technologies Corporation and its subsidiaries appearing in the Prospectus, which is a part of such Registration Statement. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

October 20, 2015